UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2019

MeiraGTx Holdings plc

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38520	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 East 29th Street, 10th Floor

New York, NY 10016

(Address of principal executive offices) (Zip code)

(646) 490-2695

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.00003881 par value per share	MGTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 19, 2019, MeiraGTx Holdings plc (the “Company”) held its annual general meeting of shareholders (the “Annual Meeting”). A total of 24,613,354 of the Company’s ordinary shares were present in person or represented by proxy at the Annual Meeting, representing approximately 73.81% of the Company’s ordinary shares outstanding as of the April 22, 2019 record date. Following are the voting results for the proposals considered and voted upon at the Annual Meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2019.

Item 1 – Election of three Class I directors to hold office until the Company’s annual general meeting of shareholders to be held in 2022 and until their respective successors have been duly elected and qualified.

	FOR	WITHHELD	BROKER NON-VOTES
Martin Indyk	22,303,664	26,328	2,283,362
Arnold J. Levine, Ph.D.	22,302,779	27,213	2,283,362
Thomas E. Shenk, Ph.D.	22,303,269	26,723	2,283,362

Item 2 – Ratification, by ordinary resolution, of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
24,431,700	179,499	2,155	—

Item 3 – Approval, by special resolution, of an amendment and restatement of the Company’s Memorandum and Articles of Association.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
22,323,958	1,854	4,180	2,283,362

Based on the foregoing votes, the director nominees named above were elected and Items 2 and 3 were approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2019

MEIRAGTX HOLDINGS PLC

	By:	/s/ Bruce Gottlieb
	Name:	Bruce Gottlieb
	Title:	General Counsel and Corporate Secretary